Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Douglas L. Kennedy and Frank A. Cavallaro, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Douglas L. Kennedy	President and Chief Executive Officer, and Director	March 11, 2026
Douglas L. Kennedy

/s/ Frank A. Cavallaro	Senior Executive Vice President and Chief Financial Officer	March 11, 2026
Frank A. Cavallaro

/s/ Francesco S. Rossi	Senior Vice President and Chief Accounting Officer	March 11, 2026
Francesco S. Rossi

/s/ F. Duffield Meyercord	Chairman of the Board	March 11, 2026
F. Duffield Meyercord

/s/ Carmen M. Bowser	Director	March 11, 2026
Carmen M. Bowser

/s/ Patrick M. Campion	Director	March 11, 2026
Patrick M. Campion

/s/ Susan A. Cole	Director	March 11, 2026
Susan A. Cole

/s/ Anthony J. Consi II	Director	March 16, 2026
Anthony J. Consi II

/s/ Richard Daingerfield	Director	March 16, 2026
Richard Daingerfield

/s/ Diane D'Erasmo	Director	March 11, 2026
Diane D'Erasmo

/s/ Edward A. Gramigna	Director	March 11, 2026
Edward A. Gramigna

/s/ Peter D. Horst	Director	March 11, 2026
Peter D. Horst

/s/ Steven A. Kass	Director	March 11, 2026
Steven A. Kass

/s/ Tony Spinelli	Director	March 11, 2026
Tony Spinelli

/s/ Ellen C. Walsh	Director	March 11, 2026
Ellen C. Walsh